Exhibit 99.1


                Equity Residential Reports Third Quarter Results

          Third Quarter Same-Store NOI Increases 9.1 Percent


    CHICAGO--(BUSINESS WIRE)--Oct. 31, 2006--Equity Residential (NYSE:
EQR) today reported results for the quarter and nine months ended
September 30, 2006. All per share results are reported on a fully diluted basis.

    "We had an excellent third quarter, with our same-store portfolio generating 9.1 percent NOI growth and our 2003, 2004 and 2005 acquisitions generating average NOI growth of 12.5 percent. Complimenting this terrific operating performance were acquisitions of high quality assets in our target markets and the completion of the sale of our Lexford portfolio in early October," said David J. Neithercut, Equity Residential's President and CEO. "Although we have expectations for continued strong same-store performance for the remainder of the year, we are revising our FFO guidance range for the full year to $2.32 to $2.35 per share, from our previous guidance toward the middle of a $2.30 to $2.50 per share range, due primarily to slightly higher than expected debt prepayment costs from the sale of Lexford as well as a lower than expected contribution from our condominium business."

    Third Quarter 2006

    For the quarter ended September 30, 2006, the company reported earnings of $0.19 per share compared to $0.87 per share in the third quarter of 2005. The quarterly decrease is primarily attributable to higher gains on sales of properties in the third quarter of 2005 as well as the items discussed below.

    Funds from Operations (FFO) for the quarter ended September 30, 2006 were $0.62 per share compared to $0.56 per share in the same period of 2005. The increase is primarily attributable to continued improvement in same store net operating income and excellent growth from new acquisitions.

    Total revenues from continuing operations for the quarter were $513.9 million compared to $430.8 million in the third quarter of 2005. The primary components of this $83.1 million increase in revenues are the properties acquired in 2005 and 2006 as well as strong same-store performance.

    Nine Months Ended September 30, 2006

    For the nine months ended September 30, 2006, the company reported earnings of $1.95 per share compared to $2.05 per share in the same period of 2005.

    FFO for the nine months ended September 30, 2006 were $1.78 per share compared to $1.86 per share in the same period of 2005.

    Total revenues from continuing operations for the nine months ended September 30, 2006 were $1.5 billion compared to $1.2 billion in the same period of 2005.

    Same-Store Results

    On a same-store third quarter to third quarter comparison, which includes 133,526 units, revenues increased 5.9 percent, expenses increased 1.4 percent and NOI increased 9.1 percent. The increase in same-store revenues was driven primarily by continued increases in rental rate.

    On a same-store nine-month to nine-month comparison, which includes 129,965 units, revenues increased 6.0 percent, expenses increased 3.2 percent and NOI increased 7.8 percent.

    All same-store results exclude the Lexford Housing Division.

    Portfolio Transformation

    During the third quarter of 2006, the company acquired ten properties, consisting of 2,558 units, for an aggregate purchase price of $504.8 million at an average capitalization (cap) rate of 5.1 percent, and one land parcel for $17.0 million.

    Also during the quarter, the company sold two properties, consisting of 133 units, for an aggregate sale price of $3.0 million at an average cap rate of 7.6 percent. In addition, the company sold 315 condominium units for $65.4 million and one land parcel for $0.7 million.

    In the first nine months of 2006, the company acquired 28 properties, consisting of 7,480 units, for an aggregate purchase price of $1.4 billion at an average cap rate of 5.0 percent, and six land parcels for $93.5 million.

    During the nine months ended September 30, 2006, the company sold 40 properties, consisting of 10,661 units, for an aggregate sale price of $1.0 billion at an average cap rate of 5.5 percent generating an unlevered internal rate of return (IRR) of 12.2 percent. In addition, the company sold 840 condominium units for $172.6 million and two land parcels for $1.6 million.

    Lexford Housing Division Sale

    On October 5, 2006, Equity Residential completed the previously announced sale of its Lexford Housing Division, comprised of 289 properties consisting of 27,115 apartment units, for a cash purchase price of $1.086 billion.

    Fourth Quarter/Full Year 2006 Results

    Equity Residential expects to announce results for the fourth quarter and full year 2006 on Tuesday, February 6, 2007 and host a conference call to discuss those results and the company's outlook for 2007 at 10:00 a.m. CT on Wednesday, February 7, 2007.

    Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 616 properties totaling 166,577 units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

    Forward-Looking Statements

    In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential's management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction materials, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and are beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

    A live web cast of the company's conference call discussing these results will take place Wednesday, November 1, at 1:00 p.m. CT. Please visit the Investor Information section of the company's web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.



                          EQUITY RESIDENTIAL
                CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands except per share data)
                             (Unaudited)

                          Nine Months Ended         Quarter Ended
                             September 30,           September 30,
                        ----------------------- ----------------------
                           2006        2005       2006        2005
                        ----------- ----------- ---------- -----------
REVENUES
  Rental income         $1,470,705  $1,237,279   $511,794    $428,357
  Fee and asset
   management                6,878       7,763      2,071       2,401
                        ----------- ----------- ---------- -----------

    Total revenues       1,477,583   1,245,042    513,865     430,758
                        ----------- ----------- ---------- -----------

EXPENSES
  Property and
   maintenance             390,732     338,810    138,285     121,562
  Real estate taxes and
   insurance               148,604     136,813     51,525      50,181
  Property management       70,081      63,351     23,417      21,944
  Fee and asset
   management                6,477       6,358      2,151       2,182
  Depreciation             415,179     323,608    143,255     111,370
  General and
   administrative           37,638      45,944     14,448      14,442
                        ----------- ----------- ---------- -----------

    Total expenses       1,068,711     914,884    373,081     321,681
                        ----------- ----------- ---------- -----------

Operating income           408,872     330,158    140,784     109,077

  Interest and other
   income                   11,668      64,824      7,303       2,554
  Interest:
     Expense incurred,
      net                 (319,236)   (266,063)  (110,187)    (92,335)
     Amortization of
      deferred financing
      costs                 (6,419)     (4,832)    (1,906)     (1,602)
                        ----------- ----------- ---------- -----------

Income before allocation
 to Minority Interests,
 loss from investments
 in unconsolidated
 entities, net gain on
 sales of unconsolidated
 entities and land
 parcels and
 discontinued operations    94,885     124,087     35,994      17,694
Allocation to Minority
 Interests:
   Operating
    Partnership, net        (3,891)     (5,509)    (1,627)        183
   Preference Interests
    and Units               (1,779)     (6,442)      (223)     (1,163)
   Partially Owned
    Properties              (2,550)        672       (482)     (1,624)
   Premium on redemption
    of Preference
    Interests                 (684)     (4,134)        (1)        (22)
Loss from investments in
 unconsolidated entities      (565)       (450)      (190)       (235)
Net gain on sales of
 unconsolidated entities       370         124         18           -
Net gain on sales of
 land parcels                3,183      10,366      2,937           -
                        ----------- ----------- ---------- -----------
Income from continuing
 operations, net of
 minority interests         88,969     118,714     36,426      14,833
Discontinued operations,
 net of minority
 interests                 518,814     517,193     33,385     252,691
                        ----------- ----------- ---------- -----------
Net income                 607,783     635,907     69,811     267,524
Preferred distributions    (29,682)    (39,004)    (9,514)    (12,961)
Premium on redemption of
 Preferred Shares           (3,941)     (4,316)    (3,941)     (4,316)
                        ----------- ----------- ---------- -----------
Net income available to
 Common Shares            $574,160    $592,587    $56,356    $250,247
                        =========== =========== ========== ===========

Earnings per share -
 basic:
Income (loss) from
 continuing operations
 available to Common
 Shares                      $0.19       $0.26      $0.08      $(0.01)
                        =========== =========== ========== ===========
Net income available to
 Common Shares               $1.98       $2.08      $0.19       $0.87
                        =========== =========== ========== ===========
Weighted average Common
 Shares outstanding        289,463     285,331    290,036     286,182
                        =========== =========== ========== ===========

Earnings per share -
 diluted:
Income (loss) from
 continuing operations
 available to Common
 Shares                      $0.19       $0.26      $0.08      $(0.01)
                        =========== =========== ========== ===========
Net income available to
 Common Shares               $1.95       $2.05      $0.19       $0.87
                        =========== =========== ========== ===========
Weighted average Common
 Shares outstanding        314,982     310,211    315,886     286,182
                        =========== =========== ========== ===========

Distributions declared
 per Common Share
 outstanding               $1.3275     $1.2975    $0.4425     $0.4325
                        =========== =========== ========== ===========





                          EQUITY RESIDENTIAL
           CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
             (Amounts in thousands except per share data)
                             (Unaudited)

                               Nine Months Ended     Quarter Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------

 Net income                    $607,783  $635,907   $69,811  $267,524
 Allocation to Minority
  Interests - Operating
  Partnership, net                3,891     5,509     1,627      (183)
 Adjustments:
   Depreciation                 415,179   323,608   143,255   111,370
   Depreciation - Non-real
    estate additions             (5,615)   (3,928)   (1,933)   (1,243)
   Depreciation - Partially
    Owned and Unconsolidated
    Properties                    3,473     2,136       910     2,774
   Net gain on sales of
    unconsolidated entities        (370)     (124)      (18)        -
   Discontinued operations:
     Depreciation                25,429    67,543         -    20,513
     Gain on sales of
      discontinued operations,
      net of minority
      interests (3)            (487,607) (468,999)  (18,404) (237,047)
     Net incremental gain on
      sales of condominium
      units                      31,431    56,667    12,878    27,631
     Minority Interests -
      Operating Partnership       1,881     3,497       740     1,130
                               --------- --------- --------- ---------

 FFO (1)(2)                     595,475   621,816   208,866   192,469
 Preferred distributions        (29,682)  (39,004)   (9,514)  (12,961)
 Premium on redemption of
  Preferred Shares               (3,941)   (4,316)   (3,941)   (4,316)
                               --------- --------- --------- ---------

 FFO available to Common
  Shares and OP Units - basic  $561,852  $578,496  $195,411  $175,192
                               ========= ========= ========= =========

 FFO available to Common
  Shares and OP Units -
  diluted                      $562,551  $579,432  $195,634  $175,466
                               ========= ========= ========= =========

 FFO per share and OP Unit -
  basic                           $1.81     $1.89     $0.63     $0.57
                               ========= ========= ========= =========

 FFO per share and OP Unit -
  diluted                         $1.78     $1.86     $0.62     $0.56
                               ========= ========= ========= =========

 Weighted average Common
  Shares and OP Units
  outstanding - basic           310,012   306,171   310,671   306,915
                               ========= ========= ========= =========

 Weighted average Common
  Shares and OP Units
  outstanding - diluted         315,584   311,015   316,462   312,272
                               ========= ========= ========= =========

(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.

(2) The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company, because it is a recognized measure of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.


(3) Gain on sales of discontinued operations, net of minority interests, has been reduced by approximately $4.5 million in one-time accrued retention benefits for both the nine months and quarter ended September 30, 2006, related to the previously announced October 5, 2006 closing of the Lexford Housing Division disposition.





                          EQUITY RESIDENTIAL
                     CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands except for share amounts)
                             (Unaudited)

                                          September 30,  December 31,
                                              2006          2005
                                          ------------- --------------
ASSETS
Investment in real estate
 Land                                       $3,118,538     $2,848,601
 Depreciable property                       13,195,156     13,336,636
 Projects under development                    335,227        240,980
 Land held for development                     199,369        164,153
                                          ------------- --------------
Investment in real estate                   16,848,290     16,590,370
 Accumulated depreciation                   (2,911,481)    (2,888,140)
                                          ------------- --------------
Investment in real estate, net              13,936,809     13,702,230

Real estate held for sale                      646,155              -
Cash and cash equivalents                       76,324         88,828
Investments in unconsolidated entities           4,528          6,838
Rents receivable                                 1,452            789
Deposits - restricted                           96,567         77,093
Escrow deposits - mortgage                      32,410         35,225
Deferred financing costs, net                   43,957         40,636
Goodwill, net                                   30,000         30,000
Other assets                                   101,864        117,306
                                          ------------- --------------
      Total assets                         $14,970,066    $14,098,945
                                          ============= ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
 Mortgage notes payable                     $3,157,088     $3,379,289
 Mortgage notes payable, held for sale         196,325              -
 Notes, net                                  4,469,043      3,442,784
 Lines of credit                               506,000        769,000
 Accounts payable and accrued expenses         146,091        108,855
 Accrued interest payable                       73,174         78,441
 Rents received in advance and other
  liabilities                                  292,515        302,418
 Security deposits                              63,901         54,823
 Distributions payable                         144,758        145,812
                                          ------------- --------------
      Total liabilities                      9,048,895      8,281,422
                                          ------------- --------------

Commitments and contingencies
Minority Interests:
  Operating Partnership                        361,060        345,034
  Preference Interests and Units                11,684         60,184
  Partially Owned Properties                    23,842         16,965
                                          ------------- --------------
      Total Minority Interests                 396,586        422,183
                                          ------------- --------------

Shareholders' equity:
  Preferred Shares of beneficial
   interest, $0.01 par value; 100,000,000
   shares authorized; 2,794,050 shares
   issued and outstanding as of September
   30, 2006 and 3,323,830 shares issued
   and outstanding as of December 31,
   2005                                        387,351        504,096
  Common Shares of beneficial interest,
   $0.01 par value; 1,000,000,000 shares
   authorized; 292,132,743 shares issued
   and outstanding as of September 30,
   2006 and 289,536,344 shares issued and
   outstanding as of December 31, 2005           2,921          2,895
  Paid in capital                            5,311,347      5,253,188
  Distributions in excess of accumulated
   earnings                                   (162,408)      (350,367)
  Accumulated other comprehensive loss         (14,626)       (14,472)
                                          ------------- --------------
      Total shareholders' equity             5,524,585      5,395,340
                                          ------------- --------------
      Total liabilities and shareholders'
       equity                              $14,970,066    $14,098,945
                                          ============= ==============







                Third Quarter 2006 vs. Third Quarter 2005
                 Quarter over Quarter Same-Store Results

       $ in Millions - 133,526 Same-Store Units (excludes Lexford)
       Description      Revenues        Expenses         NOI (1)
     --------------- --------------- --------------- ---------------
         Q3 2006             $423.7          $165.9          $257.8
         Q3 2005             $399.9          $163.6          $236.3
                     --------------- --------------- ---------------
         Change               $23.8            $2.3           $21.5
                     =============== =============== ===============
         Change                 5.9%            1.4%            9.1%



               Third Quarter 2006 vs. Second Quarter 2006
           Sequential Quarter over Quarter Same-Store Results

       $ in Millions - 143,169 Same-Store Units (excludes Lexford)
       Description      Revenues        Expenses         NOI (1)
     --------------- --------------- --------------- ---------------
         Q3 2006             $468.6          $182.5          $286.1
         Q2 2006             $459.7          $176.4          $283.3
                     --------------- --------------- ---------------
         Change                $8.9            $6.1            $2.8
                     =============== =============== ===============
         Change                 1.9%            3.4%            1.0%



                September YTD 2006 vs. September YTD 2005
                     YTD over YTD Same-Store Results

       $ in Millions - 129,965 Same-Store Units (excludes Lexford)
       Description      Revenues        Expenses         NOI (1)
     --------------- --------------- --------------- ---------------
        YTD 2006           $1,214.5          $474.5          $740.0
        YTD 2005           $1,146.1          $459.9          $686.2
                     --------------- --------------- ---------------
         Change               $68.4           $14.6           $53.8
                     =============== =============== ===============
         Change                 6.0%            3.2%            7.8%




               Same-Store Statistics (excludes Lexford)


            Occupancy   Turnover                Occupancy   Turnover
            ---------- ----------               ---------- ----------
  Q3 2006        94.6%      18.8%    Q3 2006         94.6%      18.8%
  Q3 2005        95.2%      18.7%    Q2 2006         94.6%      16.5%
            ---------- ----------               ---------- ----------
      Change    (0.6%)       0.1%        Change       0.0%       2.3%

           Occupancy  Turnover
           ---------- --------
  YTD 2006      94.6%    49.3%
  YTD 2005      94.7%    50.4%
           ---------- --------
    Change     (0.1%)   (1.1%)


    (1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities. All same-store results exclude the Lexford Housing Division.





                    Same-Store NOI Reconciliation
              Third Quarter 2006 vs. Third Quarter 2005

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Third
 Quarter 2006 Same-Store Properties:

                                         Quarter Ended September 30,
                                       -------------------------------
                                            2006            2005
                                       --------------- ---------------
                                            (Amounts in millions)

Operating income                               $140.8          $109.1
Adjustments:
     Non-same-store operating results           (40.8)            1.6
     Fee and asset management revenue            (2.1)           (2.4)
     Fee and asset management expense             2.2             2.2
     Depreciation                               143.3           111.4
     General and administrative                  14.4            14.4
                                       --------------- ---------------

Same-store NOI                                 $257.8          $236.3
                                       =============== ===============



                    Same-Store NOI Reconciliation
              September YTD 2006 vs. September YTD 2005

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Nine-Month 2006 Same-Store Properties:

                                       Nine Months Ended September 30,
                                       -------------------------------
                                            2006            2005
                                       --------------- ---------------
                                            (Amounts in millions)

Operating income                               $408.9          $330.2
Adjustments:
     Non-same-store operating results          (121.3)          (12.1)
     Fee and asset management revenue            (6.9)           (7.8)
     Fee and asset management expense             6.5             6.4
     Depreciation                               415.2           323.6
     General and administrative                  37.6            45.9
                                       --------------- ---------------

Same-store NOI                                 $740.0          $686.2
                                       =============== ===============




              Third Quarter 2006 vs. Third Quarter 2005
                     Same-Store Results by Market



   -------------------------------------------------------------------
                                                  3Q 2006      3Q 2006
                                                     % of     Weighted
                                                   Actual      Average
   Markets                             Units          NOI  Occupancy %
   -------------------------------------------------------------------
 1 Los Angeles                        6,221          7.6%        95.4%
 2 Boston                             5,761          6.5%        94.6%
 3 South Florida                      7,662          6.5%        92.1%
 4 San Francisco Bay Area             5,990          6.4%        95.7%
 5 DC Northern Virginia               5,183          5.8%        94.8%
 6 New York Metro Area                3,576          5.7%        96.7%
 7 Phoenix                            9,247          5.6%        94.6%
 8 Seattle/Tacoma                     7,802          5.4%        92.8%
 9 Atlanta                            8,945          4.9%        95.5%
10 Denver                             7,425          4.3%        94.8%
11 Dallas/Ft Worth                    8,339          4.0%        94.7%
12 Orlando                            5,465          3.9%        95.0%
13 San Diego                          3,486          3.9%        95.5%
14 New England (excl Boston)          5,823          3.7%        94.7%
15 Orange County                      3,013          3.3%        96.0%
16 Inland Empire, CA                  3,504          3.2%        94.0%
17 DC Suburban Maryland               4,325          3.0%        92.6%
18 Houston                            5,282          2.6%        93.8%
19 Portland                           3,409          2.0%        95.7%
20 Jacksonville                       3,337          1.9%        94.3%
                               ---------------------------------------
                 Top 20 Markets     113,795         90.2%        94.5%

              All Other Markets      19,731          9.8%        94.7%
                               ---------------------------------------
                          Total     133,526        100.0%        94.6%
                               =======================================



                          --------------------------------------------
                             Increase (Decrease) from Prior Quarter
   -------------------------------------------------------------------



   Markets                   Revenues   Expenses        NOI  Occupancy
   -------------------------------------------------------------------
 1 Los Angeles                   6.5%       2.6%       8.5%     (0.9%)
 2 Boston                        2.8%       5.3%       1.3%     (0.3%)
 3 South Florida                 8.3%       4.2%      11.2%     (2.7%)
 4 San Francisco Bay Area        6.2%     (1.3%)      10.7%     (0.8%)
 5 DC Northern Virginia          6.4%     (3.5%)      11.3%     (0.4%)
 6 New York Metro Area           7.8%     (3.6%)      14.8%      0.3%
 7 Phoenix                      12.7%       1.8%      20.9%     (0.1%)
 8 Seattle/Tacoma                6.6%       3.2%       9.0%     (2.5%)
 9 Atlanta                       4.5%     (1.0%)       9.0%     (0.2%)
10 Denver                        4.7%       0.0%       7.7%     (0.3%)
11 Dallas/Ft Worth               4.3%     (7.2%)      17.8%     (0.1%)
12 Orlando                       7.5%       6.0%       8.4%     (1.5%)
13 San Diego                     4.5%       8.4%       2.6%     (0.4%)
14 New England (excl
    Boston)                      3.5%       5.0%       2.3%       0.8%
15 Orange County                 7.3%       7.9%       7.0%       0.3%
16 Inland Empire, CA             3.4%       6.7%       1.6%     (0.4%)
17 DC Suburban Maryland          1.8%       2.3%       1.6%     (0.6%)
18 Houston                       6.0%     (6.2%)      20.7%     (1.1%)
19 Portland                      7.5%       2.1%      11.6%       1.2%
20 Jacksonville                  3.6%     (1.0%)       7.0%     (0.4%)
                          --------------------------------------------
            Top 20 Markets       6.0%       1.2%       9.2%     (0.6%)

         All Other Markets       5.8%       2.8%       8.5%     (0.5%)
                          --------------------------------------------
                     Total       5.9%       1.4%       9.1%     (0.6%)
                          ============================================


Note: All same store results exclude the Lexford Housing Division.




              Third Quarter 2006 vs. Second Quarter 2006
                     Same-Store Results by Market



   -------------------------------------------------------------------
                                                  3Q 2006      3Q 2006
                                                     % of     Weighted
                                                   Actual      Average
   Markets                             Units          NOI  Occupancy %
   -------------------------------------------------------------------
 1 New York Metro Area                5,288          8.8%        96.7%
 2 Los Angeles                        6,469          7.0%        95.4%
 3 DC Northern Virginia               6,662          6.4%        94.3%
 4 Boston                             6,109          6.3%        94.6%
 5 South Florida                      8,210          6.2%        92.1%
 6 Seattle/Tacoma                     8,708          6.2%        93.0%
 7 San Francisco Bay Area             5,990          5.8%        95.7%
 8 Phoenix                            9,247          5.1%        94.6%
 9 Atlanta                            9,833          5.0%        95.4%
10 Denver                             8,111          4.2%        94.8%
11 Orlando                            6,473          4.2%        94.9%
12 San Diego                          3,822          3.8%        95.4%
13 Dallas/Ft Worth                    8,489          3.6%        94.7%
14 New England (excl Boston)          5,823          3.4%        94.7%
15 Inland Empire, CA                  3,712          3.0%        94.1%
16 Orange County                      3,013          3.0%        96.0%
17 DC Suburban Maryland               4,837          3.0%        91.9%
18 Houston                            5,282          2.3%        93.8%
19 Jacksonville                       3,659          1.9%        94.5%
20 Portland                           3,409          1.8%        95.7%
                               ---------------------------------------
                 Top 20 Markets     123,146         91.0%        94.5%

              All Other Markets      20,023          9.0%        94.7%
                               ---------------------------------------
                          Total     143,169        100.0%        94.6%
                               =======================================



                          --------------------------------------------
                             Increase (Decrease) from Prior Quarter
   -------------------------------------------------------------------



   Markets                   Revenues   Expenses        NOI  Occupancy
   -------------------------------------------------------------------
 1 New York Metro Area           2.6%       0.8%       3.6%     (0.1%)
 2 Los Angeles                   2.8%       6.2%       1.2%       1.5%
 3 DC Northern Virginia          2.0%     (1.4%)       3.7%     (1.4%)
 4 Boston                        1.4%     (2.0%)       3.6%       0.6%
 5 South Florida                 1.0%       6.8%     (2.6%)     (1.3%)
 6 Seattle/Tacoma                0.7%       4.3%     (1.5%)     (2.9%)
 7 San Francisco Bay Area        2.1%       3.5%       1.4%     (0.6%)
 8 Phoenix                       3.5%       5.8%       2.1%       0.4%
 9 Atlanta                       1.6%       3.7%       0.1%       0.3%
10 Denver                        2.4%       4.0%       1.5%       0.3%
11 Orlando                       2.9%       5.8%       1.2%       0.5%
12 San Diego                     2.3%       9.7%     (1.3%)       2.0%
13 Dallas/Ft Worth               1.1%       1.3%       0.8%     (0.1%)
14 New England (excl
    Boston)                      2.5%     (3.7%)       7.9%       0.8%
15 Inland Empire, CA             1.1%      12.9%     (4.6%)       1.3%
16 Orange County                 2.6%      11.0%     (1.2%)       1.8%
17 DC Suburban Maryland        (1.2%)       0.1%     (1.9%)     (0.8%)
18 Houston                       2.3%     (3.6%)       8.6%       0.4%
19 Jacksonville                  0.2%       1.7%     (0.7%)     (0.5%)
20 Portland                      4.0%       1.1%       6.1%       0.6%
                          --------------------------------------------
            Top 20 Markets       1.9%       3.0%       1.2%       0.0%

         All Other Markets       2.2%       6.8%     (1.5%)       0.0%
                          --------------------------------------------
                     Total       1.9%       3.4%       1.0%       0.0%
                          ============================================


Note: All same store results exclude the Lexford Housing Division.




              September YTD 2006 vs. September YTD 2005
                     Same-Store Results by Market



   -------------------------------------------------------------------
                                             Sep YTD 2006 Sep YTD 2006
                                                     % of     Weighted
                                                   Actual      Average
   Markets                             Units          NOI  Occupancy %
   -------------------------------------------------------------------
 1 Los Angeles                        6,079          7.7%        94.6%
 2 Boston                             5,761          6.7%        94.0%
 3 South Florida                      7,398          6.6%        93.9%
 4 San Francisco Bay Area             5,990          6.4%        95.7%
 5 DC Northern Virginia               5,183          5.9%        95.3%
 6 Phoenix                            9,247          5.8%        94.9%
 7 New York Metro Area                3,406          5.6%        96.4%
 8 Seattle/Tacoma                     7,153          4.9%        94.4%
 9 Atlanta                            8,743          4.9%        95.1%
10 Denver                             6,921          4.1%        94.8%
11 San Diego                          3,486          4.1%        94.5%
12 Dallas/Ft Worth                    8,152          4.0%        94.6%
13 Orlando                            5,151          3.8%        94.8%
14 New England (excl Boston)          5,823          3.6%        93.2%
15 Orange County                      3,013          3.5%        95.2%
16 Inland Empire, CA                  3,504          3.4%        93.1%
17 DC Suburban Maryland               4,325          3.1%        93.1%
18 Houston                            5,282          2.6%        93.8%
19 Portland                           3,409          2.0%        95.2%
20 Austin                             3,671          1.6%        95.5%
                               ---------------------------------------
                 Top 20 Markets     111,697         90.3%        94.6%

              All Other Markets      18,268          9.9%        94.4%
                               ---------------------------------------
                          Total     129,965        100.2%        94.6%
                               =======================================



                          --------------------------------------------
                              Increase (Decrease) from Prior Year
   -------------------------------------------------------------------



   Markets                   Revenues   Expenses        NOI  Occupancy
   -------------------------------------------------------------------
 1 Los Angeles                   6.9%       3.6%       8.6%     (0.6%)
 2 Boston                        2.9%       5.6%       1.1%     (0.1%)
 3 South Florida                 9.8%       4.0%      13.9%     (1.1%)
 4 San Francisco Bay Area        5.6%       2.8%       7.2%       0.0%
 5 DC Northern Virginia          6.3%       2.0%       8.4%       0.3%
 6 Phoenix                      11.5%       2.1%      18.1%       0.6%
 7 New York Metro Area           8.2%       0.2%      12.9%       0.3%
 8 Seattle/Tacoma                6.8%       4.5%       8.5%     (0.9%)
 9 Atlanta                       3.6%       2.6%       4.3%     (0.2%)
10 Denver                        3.6%       1.9%       4.6%       0.2%
11 San Diego                     4.8%       7.0%       3.8%     (0.7%)
12 Dallas/Ft Worth               4.2%     (2.4%)      11.2%     (0.3%)
13 Orlando                       9.6%       4.9%      12.5%     (0.8%)
14 New England (excl
    Boston)                      1.8%       6.8%     (2.3%)     (0.3%)
15 Orange County                 7.2%       6.2%       7.7%     (0.1%)
16 Inland Empire, CA             4.4%       5.2%       4.1%     (1.1%)
17 DC Suburban Maryland          3.1%       6.7%       1.0%     (0.3%)
18 Houston                       6.6%       0.7%      13.1%       1.3%
19 Portland                      4.6%       3.7%       5.3%       0.9%
20 Austin                        7.3%       4.2%      10.8%       0.2%
                          --------------------------------------------
            Top 20 Markets       6.0%       3.3%       7.8%     (0.2%)

         All Other Markets       5.4%       1.9%       8.2%       0.3%
                          --------------------------------------------
                     Total       6.0%       3.2%       7.8%     (0.1%)
                          ============================================


Note: All same store results exclude the Lexford Housing Division.






                          Portfolio Summary

                                              After Lexford Housing
                   As of September 30, 2006        Division Sale
                   ------------------------- -------------------------
                    Properties     Units      Properties     Units
                   ------------ ------------ ------------ ------------

Wholly Owned
 Properties                825      173,313          545      147,215
Partially Owned
 Properties:
 Consolidated               34        5,890           25        4,873
 Unconsolidated             45       10,846           45       10,846
Military Housing
 (Fee Managed)               1        3,643            1        3,643

                   ------------ ------------ ------------ ------------
                           905      193,692          616      166,577



                    Portfolio Rollforward Q3 2006

                    Properties     Units      $ Millions    Cap Rate
                   ------------ ------------ ------------ ------------

        6/30/2006          898      191,582
 Acquisitions:
   Rental
    Properties              10        2,558       $504.8          5.1%
   Land Parcels
    (one)                    -            -        $17.0
 Dispositions:
   Rental
    Properties (1)          (2)        (133)       $(3.0)         7.6%
   Condominium
    Units                   (1)        (315)      $(65.4)
   Land Parcels
    (one)                    -            -        $(0.7)

                   ------------ ------------
        9/30/2006          905      193,692

 (1) Represents the sale of two Lexford ranch properties which were not part of the larger portfolio sale.


                      Portfolio Rollforward 2006

                    Properties     Units      $ Millions    Cap Rate
                   ------------ ------------ ------------ ------------

       12/31/2005          926      197,404
 Acquisitions:
   Rental
    Properties              28        7,480     $1,442.0          5.0%
   Land Parcels
    (six)                    -            -        $93.5
 Dispositions:
   Rental
    Properties             (40)     (10,661)   $(1,032.5)         5.5%
   Condominium
    Units                   (5)        (840)     $(172.6)
   Land Parcels
    (two)                    -            -        $(1.6)
 Completed
  Developments               1          359
 Configuration
  Changes                   (5)         (50)
                   ------------ ------------

        9/30/2006          905      193,692




                          Portfolio Summary
                       As of September 30, 2006

                                                           % of 2006
                                               % of Total   Stabilized
         Markets       Properties     Units       Units      NOI (1)
    ------------------ ----------- ----------- ----------- -----------

 1  New York Metro
     Area                      17       5,288         2.7%        8.1%
 2  DC Northern
     Virginia                  23       8,045         4.1%        7.3%
 3  South Florida              31       9,779         5.0%        7.1%
 4  Los Angeles                33       7,012         3.6%        6.9%
 5  Seattle/Tacoma             47      10,979         5.7%        6.4%
 6  Boston                     37       6,889         3.6%        5.7%
 7  San Francisco Bay
     Area                      27       6,501         3.4%        5.1%
 8  Atlanta                    35      11,017         5.7%        5.0%
 9  Phoenix                    36      10,381         5.4%        4.9%
10  Denver                     29       9,547         4.9%        4.8%
11  Orlando                    22       6,959         3.6%        4.4%
12  San Diego                  12       3,822         2.0%        3.9%
13  Inland Empire CA           14       4,355         2.2%        3.6%
14  Dallas/Ft Worth            34       9,919         5.1%        3.5%
15  DC Suburban
     Maryland                  21       5,145         2.7%        3.1%
16  New England (excl
     Boston)                   41       5,823         3.0%        3.1%
17  Orange County               8       3,013         1.6%        3.0%
18  Houston                    17       5,282         2.7%        2.1%
19  Jacksonville               13       3,899         2.0%        2.0%
20  Portland OR                11       3,713         1.9%        1.7%
                       ----------- ----------- ----------- -----------

    Top 20 Total              508     137,368        70.9%       91.7%

21  Raleigh/Durham             17       4,392         2.3%        1.6%
22  Tampa/Ft Myers             10       3,141         1.6%        1.4%
23  Austin                     12       3,671         1.9%        1.3%
24  Charlotte                  11       3,391         1.8%        1.0%
25  Nashville                   8       2,325         1.2%        0.9%
26  Central Valley CA          10       1,595         0.8%        0.5%
27  Minneapolis/St
     Paul                       6         817         0.4%        0.4%
28  Other EQR                  18       4,355         2.2%        1.2%
                       ----------- ----------- ----------- -----------

    Total                     600     161,055        83.1%      100.0%

    Lexford Portfolio         289      27,115        14.0%        0.0%
    Condominium
     Conversion                15       1,879         1.0%        0.0%
    Military Housing            1       3,643         1.9%        0.0%
                       ----------- ----------- ----------- -----------

    Grand Total               905     193,692       100.0%      100.0%
                       =========== =========== =========== ===========

(1) Excludes the Lexford Portfolio, which was reclassified as held for sale and included in discontinued operations at June 30, 2006. As previously disclosed, Equity Residential completed the disposition of the Lexford Portfolio on October 5, 2006.






                Debt Summary as of September 30, 2006
                        (Amounts in thousands)

                                                            Weighted
                                                Weighted     Average
                                                 Average   Maturities
                       Amounts (1) % of Total   Rates (1)    (years)
                       ----------- ----------- ----------- -----------

Secured                $3,353,413        40.3%       5.83%        6.3
Unsecured               4,975,043        59.7%       5.91%        6.7
                       ----------- ----------- ----------- -----------
   Total               $8,328,456       100.0%       5.87%        6.5
                       =========== =========== =========== ===========

Fixed Rate Debt:
  Secured -
   Conventional        $2,495,958        30.0%       6.33%        4.3
  Secured - Tax Exempt     18,289         0.2%       6.40%       18.5
  Unsecured -
   Public/Private       4,207,653        50.5%       6.00%        7.0
  Unsecured - Tax
   Exempt                 111,390         1.3%       5.07%       22.6
                       ----------- ----------- ----------- -----------
     Fixed Rate Debt    6,833,290        82.0%       6.12%        6.3
                       ----------- ----------- ----------- -----------

Floating Rate Debt:
  Secured -
   Conventional           304,008         3.7%       6.24%        2.0
  Secured - Tax Exempt    535,158         6.4%       3.43%       17.6
  Unsecured - Public      150,000         1.8%       6.03%        2.7
  Unsecured - Revolving
   Credit Facilities      506,000         6.1%       5.34%        1.4
                       ----------- ----------- ----------- -----------
     Floating Rate
      Debt              1,495,166        18.0%       4.84%        7.4
                       ----------- ----------- ----------- -----------

  Total                $8,328,456       100.0%       5.87%        6.5
                       =========== =========== =========== ===========

(1) Net of the effect of any derivative instruments. Weighted average rates are for the nine months ended September 30, 2006.





            Debt Maturity Schedule as of September 30, 2006
                        (Amounts in thousands)

                                                     Weighted Weighted
                                                     Average  Average
                                                      Rates    Rates
                       Floating                      on Fixed on Total
          Fixed Rate      Rate                 % of    Rate     Debt
  Year        (1)         (1)      Total (5)  Total  Debt (1)   (1)
 ------   ----------- ----------- ----------- ------ -------- --------


 2006       $227,510     $28,578    $256,088    3.1%    7.03%    7.02%
 2007  (2)   325,525     249,202     574,727    6.9%    6.88%    6.52%
 2008  (3)   556,308     359,334     915,642   11.0%    6.73%    6.23%
 2009        480,003     382,029     862,032   10.3%    6.43%    5.34%
 2010        279,768           -     279,768    3.4%    7.05%    7.05%
 2011  (4) 1,450,123      24,150   1,474,273   17.7%    5.52%    5.49%
 2012        558,522           -     558,522    6.7%    6.48%    6.48%
 2013        567,485           -     567,485    6.8%    5.93%    5.93%
 2014        504,291           -     504,291    6.1%    5.27%    5.27%
 2015        316,638           -     316,638    3.8%    6.53%    6.53%
 2016+     1,567,117     451,873   2,018,990   24.2%    5.74%    5.44%
          ----------- ----------- ----------- ------ -------- --------
 Total    $6,833,290  $1,495,166  $8,328,456  100.0%    6.05%    5.84%
          =========== =========== =========== ====== ======== ========




(1) Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2006.

(2) Includes $176.0 million outstanding on the Company's short-term $500.0 million unsecured revolving credit facility. This facility was terminated by the Company on October 13, 2006.

(3) Includes $330.0 million outstanding on the Company's long-term $1.0 billion unsecured revolving credit facility, which matures on May 29, 2008.

(4) Includes $650.0 million of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(5) The above table includes the following maturity amounts (in thousands) related to the Lexford Portfolio, all of which was repaid in full in October 2006: 2006 - $94,981; 2007 - $28,618;
     2008 - $44,152; 2009 - $27,459; 2010 - $515; 2011 - $600.




           Unsecured Debt Summary as of September 30, 2006
                        (Amounts in thousands)

                                               Unamortized
               Coupon     Due         Face      Premium/       Net
                Rate     Date        Amount    (Discount)    Balance
              --------------------------------------------------------

 Fixed Rate
  Notes:
                6.690% 11/01/06       $50,000         $(4)    $49,996
                7.625% 04/15/07        50,000          94      50,094
                6.900% 08/01/07        50,000         (21)     49,979
                7.540% 09/01/07 (1)     4,286           -       4,286
                4.861% 11/30/07        50,000           -      50,000
                7.500% 08/15/08 (1)   130,000           -     130,000
                4.750% 06/15/09 (2)   300,000        (743)    299,257
                6.950% 03/02/11       300,000       3,817     303,817
                6.625% 03/15/12       400,000      (1,603)    398,397
                5.200% 04/01/13       400,000        (770)    399,230
                5.250% 09/15/14       500,000        (489)    499,511
                6.584% 04/13/15       300,000        (946)    299,054
                5.125% 03/15/16       500,000        (507)    499,493
                5.375% 08/01/16       400,000      (1,824)    398,176
                7.125% 10/15/17       150,000        (716)    149,284
                7.570% 08/15/26       140,000           -     140,000
                3.850% 08/15/26 (3)   650,000      (8,091)    641,909
 Floating
  Rate
  Adjustments                   (2)  (150,000)          -    (150,000)
 FAS 133
  Adjustments
  - net                         (2)    (4,830)          -      (4,830)
                                   -----------------------------------
                                    4,219,456     (11,803)  4,207,653
                                   -----------------------------------

 Fixed Rate
  Tax Exempt
  Notes:
                4.750% 12/15/28 (1)    35,600           -      35,600
                5.200% 06/15/29 (1)    75,790           -      75,790
                                   -----------------------------------
                                      111,390           -     111,390
                                   -----------------------------------

 Floating
  Rate Notes:          06/15/09 (2)   150,000           -     150,000
                                   -----------------------------------

 Revolving
  Credit
  Facilities:          05/29/08 (4)   506,000           -     506,000
                                   -----------------------------------

 Total
  Unsecured
  Debt                             $4,986,846    $(11,803) $4,975,043
                                   ===================================




(1) Notes are private. All other unsecured debt is public.

(2) $150.0 million in fair value interest rate swaps converts 50% of the 4.750% Notes due June 15, 2009 to a floating interest rate.

(3) Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(4) Includes $176.0 million and $330.0 million outstanding on the Company's short-term $500.0 million and long-term $1.0 billion unsecured revolving credit facilities, respectively. The short-term facility was terminated on October 13, 2006.




               Selected Unsecured Public Debt Covenants

                                        September 30,   December 31,
                                            2006            2005
                                       --------------- ---------------

 Total Debt to Adjusted Total Assets
  (not to exceed 60%)                            46.2%           44.9%


 Secured Debt to Adjusted Total Assets
  (not to exceed 40%)                            18.6%           20.0%


 Consolidated Income Available for
  Debt Service to
     Maximum Annual Service Charges
     (must be at least 1.5 to 1)                 2.58            2.89


 Total Unsecured Assets to Unsecured
  Debt
      (must be at least 150%)                   239.7%          261.4%


These selected covenants relate to ERP Operating Limited Partnership's
 ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.





              Capital Structure as of September 30, 2006
    (Amounts in thousands except for share and per share amounts)

    Secured Debt                                 $3,157,088   38%
    Secured Debt - Properties
     Held for Sale                                  196,325    2%
    Unsecured Debt                                4,469,043   54%
    Lines of Credit                                 506,000    6%
                                                ------------ ----
Total Debt                                        8,328,456  100%  34%

    Common Shares             292,132,743   93%
    OP Units                   20,531,951    7%
                              ------------ ----
Total Shares and OP Units     312,664,694  100%
Common Share Equivalents (see
 below)                           891,646
                              ------------
Total outstanding at
 quarter-end                  313,556,340
Common Share Price at
 September 30, 2006                $50.58
                              ------------
                                                 15,859,680   98%
Perpetual Preferred Equity
 (see below)                                        375,000    2%
                                                ------------ ----
Total Equity                                     16,234,680  100%  66%

Total Market Capitalization                     $24,563,136       100%






        Convertible Preferred Equity as of September 30, 2006
    (Amounts in thousands except for share and per share amounts)


                                                             Annual
                                                            Dividend
                      Redemption Outstanding   Liquidation    Per
       Series            Date     Shares/Units    Value     Share/Unit
--------------------- ---------- ------------- ----------- -----------
 Preferred Shares:
    7.00% Series E      11/1/98       464,616     $11,615       $1.75
    7.00% Series H      6/30/98        29,434         736        1.75
 Preference
  Interests:
    7.625% Series J    12/14/06       230,000      11,500      3.8125
 Junior Preference
  Units:
    8.00% Series B      7/29/09         7,367         184        2.00
                                 ------------- -----------
Total Convertible
 Preferred Equity                     731,417     $24,035


                        Annual     Weighted                   Common
                       Dividend     Average    Conversion     Share
       Series           Amount       Rate         Ratio    Equivalents
--------------------- ---------- ------------- ----------- -----------
 Preferred Shares:
     7.00% Series E        $813                   1.1128      517,025
     7.00% Series H          52                   1.4480       42,620
 Preference
  Interests:
     7.625% Series J        877                   1.4108      324,484
 Junior Preference
  Units:
     8.00% Series B          15                 1.020408        7,517
                      ----------                           -----------
Total Convertible
 Preferred Equity        $1,757          7.31%                891,646





        Perpetual Preferred Equity as of September 30, 2006
   (Amounts in thousands except for share and per share amounts)




                               Redemption   Outstanding   Liquidation
            Series                 Date     Shares/Units      Value
------------------------------ ----------- -------------- ------------
  Preferred Shares:
         8.60% Series D           7/15/07        700,000     $175,000
         8.29% Series K          12/10/26      1,000,000       50,000
         6.48% Series N           6/19/08        600,000      150,000
                                           -------------- ------------
Total Perpetual Preferred
 Equity                                        2,300,000     $375,000

                                 Annual
                                 Dividend      Annual      Weighted
                                   Per        Dividend      Average
            Series              Share/Unit      Amount        Rate
------------------------------ ------------ ------------- ------------
  Preferred Shares:
         8.60% Series D             $21.50       $15,050
         8.29% Series K              4.145         4,145
         6.48% Series N              16.20         9,720
                                            -------------
Total Perpetual Preferred
 Equity                                          $28,915         7.71%





        Common Share and Operating Partnership Unit (OP Unit)
                 Weighted Average Amounts Outstanding


                     YTD 3Q06     YTD 3Q05       3Q06       3Q05 (1)
                   ------------ ------------ ------------ ------------

Weighted Average
 Amounts
 Outstanding for
 Net Income
 Purposes:
  Common Shares -
   basic           289,462,778  285,331,211  290,035,523  286,181,532
  Shares issuable
   from assumed
   conversion/
  vesting of:
    - OP Units      20,549,456   20,839,532   20,635,182            -
    - share
     options/
    restricted
     shares          4,970,074    4,040,522    5,215,312            -
                   ------------ ------------ ------------ ------------
  Total Common
   Shares and OP
   Units - diluted 314,982,308  310,211,265  315,886,017  286,181,532

Weighted Average
 Amounts
 Outstanding for
 FFO Purposes:
  Common Shares -
   basic           289,462,778  285,331,211  290,035,523  286,181,532
  OP Units - basic  20,549,456   20,839,532   20,635,182   20,733,194
                   ------------ ------------ ------------ ------------
  Total Common
   Shares and OP
   Units - basic   310,012,234  306,170,743  310,670,705  306,914,726
  Shares issuable
   from assumed
   conversion/
  vesting of:
    - convertible
     preferred
     shares/units      601,388      803,417      576,318      708,559
    - share
     options/
    restricted
     shares          4,970,074    4,040,522    5,215,312    4,648,912
                   ------------ ------------ ------------ ------------
  Total Common
   Shares and OP
   Units - diluted 315,583,696  311,014,682  316,462,335  312,272,197

Period Ending
 Amounts
 Outstanding:
  Common Shares    292,132,743
  OP Units          20,531,951
                   ------------
  Total Common
   Shares and OP
   Units           312,664,694


(1) In accordance with SFAS No. 128, Earnings Per Share, potential common shares issuable from the assumed conversion of OP Units, the exercise of share options and the vesting of restricted shares are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the third quarter ended September 30, 2005.




          Partially Owned Entities as of September 30, 2006
      (Amounts in thousands except for project and unit amounts)


                                     Consolidated
                 -----------------------------------------------------
                   Development Projects
                 ------------------------
                  Held for
                    and/or    Completed
                    Under         and
                  Development  Stabilized Lexford    Other     Total
                 ------------ ----------- -------- --------- ---------

Total projects(1)          -           4        9        21        34
                 ------------ ----------- -------- --------- ---------

Total units   (1)          -         977    1,017     3,896     5,890
                 ------------ ----------- -------- --------- ---------

Operating
 information
 for the nine
 months ended
 9/30/06 (at
 100%):
 Operating
  revenue                 $-     $11,951   $4,791   $39,998   $56,740
 Operating
  expenses               726       4,304    2,365    13,883    21,278
                 ------------ ----------- -------- --------- ---------
 Net operating
  income
  (loss)                (726)      7,647    2,426    26,115    35,462
 Depreciation              -       4,349      641    10,666    15,656
 Other                     1           -        -     1,492     1,493
                 ------------ ----------- -------- --------- ---------
 Operating
  income
  (loss)                (727)      3,298    1,785    13,957    18,313
 Interest and
  other income         2,085          86        9       854     3,034
 Interest:
  Expense
   incurred,
   net                  (724)     (2,547)    (760)  (15,062)  (19,093)
  Amortization
   of deferred
   financing
   costs                   -         (36)      (3)      (83)     (122)
                 ------------ ----------- -------- --------- ---------
 Net income
  (loss)                $634        $801   $1,031     $(334)   $2,132
                 ============ =========== ======== ========= =========


Debt - Secured
 (2):
  EQR
   Ownership
   (3)              $142,099     $61,000  $13,994  $287,086  $504,179
  Minority
   Ownership               -           -      415    13,321    13,736
                 ------------ ----------- -------- --------- ---------
Total (at
 100%)              $142,099     $61,000  $14,409  $300,407  $517,915
                 ============ =========== ======== ========= =========



                                                    Unconsolidated
                                                 ---------------------

                                                  Institutional Joint
                                                        Ventures
                                                 ---------------------

Total projects                                                     45
                                                 ---------------------

Total units                                                    10,846
                                                 ---------------------

Operating information for the nine months ended
 9/30/06 (at 100%):
 Operating revenue                                            $74,468
 Operating expenses                                            33,601
                                                 ---------------------
 Net operating income (loss)                                   40,867
 Depreciation                                                  15,716
 Other                                                            222
                                                 ---------------------
 Operating income (loss)                                       24,929
 Interest and other income                                        491
 Interest:
  Expense incurred, net                                       (28,083)
  Amortization of deferred financing costs                       (463)
                                                 ---------------------
 Net income (loss)                                            $(3,126)
                                                 =====================


Debt - Secured (2):
  EQR Ownership (3)                                          $121,200
  Minority Ownership                                          363,600
                                                 ---------------------
Total (at 100%)                                              $484,800
                                                 =====================


(1) Project and unit counts exclude all uncompleted development projects until those projects are completed. See the Consolidated Development Projects schedule for more detail.

(2) All debt is non-recourse to the Company with the exception of $28.3 million in mortgage bonds on one development project.

(3) Represents the Company's economic ownership interest.




      Consolidated Development Projects as of September 30, 2006
      (Amounts in thousands except for project and unit amounts)



                                                     Total
                                                      Book
                                                      Value
                                            Total      Not
                                  Total      Book    Placed
                          No. of  Capital   Value To   in     Total
Projects       Location    Units  Cost (1)  Date (1) Service    Debt
----------------------------------------------------------------------

Projects Under Development
 - Wholly Owned:
--------------------------
Bella Vista    Woodland
 III            Hills, CA   264    $72,370  $52,875  $52,875       $-
Highland Glen  Westwood,
 II             MA          102     21,620    5,110    5,110        -
Emerson/CRP II Boston, MA   310    161,309   34,521   34,521        -
Redmond Ridge  Redmond, WA  321     53,536   10,174   10,174        -
77 Hudson      Jersey
                City, NJ    481    242,129   36,563   36,563        -
                          --------------------------------------------

Projects Under Development
 - Wholly Owned           1,478    550,964  139,243  139,243        -

Projects Under
 Development- Partially
 Owned:
--------------------------
Union Station  Los
                Angeles,
                CA          278     69,661   61,286   61,286   36,583
Vintage        Ontario,
               CA           300     53,810   34,134   34,134   32,610
Silver Spring  Silver
                Spring,
               MD           457    147,454   34,319   34,319        -
303 Third      Cambridge,
 Street         MA          531    242,969   38,674   38,674        -
City Lofts     Chicago,
               IL           278     71,109    9,749    9,749        -
Alta Pacific   Irvine,
 (2)           CA           132     39,380   17,822   17,822   28,260
                          --------------------------------------------

Projects Under Development
 - Partially Owned        1,976    624,383  195,984  195,984   97,453

                          --------------------------------------------
Projects Under Development3,454  1,175,347  335,227  335,227   97,453
                          --------------------------------------------

Land Held for Development   N/A          -  199,369  199,369   44,646
                          --------------------------------------------

Land/Projects Held for
 and/or Under Development 3,454  1,175,347  534,596  534,596  142,099
                          --------------------------------------------

Completed Not Stabilized:
--------------------------
2400 M St (3)  Washington,
                D.C.        359    111,947  107,454        -   75,163

                          --------------------------------------------
Projects Completed Not
 Stabilized                 359    111,947  107,454        -   75,163
                          --------------------------------------------

Completed and Stabilized
 During the Quarter:
--------------------------

                          --------------------------------------------
Projects Completed and
 Stabilized During the
 Quarter                      -          -        -        -        -
                          --------------------------------------------


Total Projects            3,813 $1,287,294 $642,050 $534,596 $217,262
                          ============================================


NOI CONTRIBUTION FROM
 DEVELOPMENT PROJECTS
Projects Under Development
Completed Not Stabilized
Completed and Stabilized
 During the Quarter
  Total Development/Newly
   Stabilized NOI
   Contribution





                                      Percentage Percentage Percentage
Projects                   Location    Completed    Leased   Occupied
----------------------------------------------------------------------

Projects Under Development - Wholly
 Owned:
--------------------------------------
Bella Vista III            Woodland
                            Hills, CA         71%         -         -
Highland Glen II           Westwood,
                            MA                24%         -         -
Emerson/CRP II             Boston, MA         22%         -         -
Redmond Ridge              Redmond, WA         6%         -         -
77 Hudson                  Jersey
                            City, NJ           4%         -         -

Projects Under Development - Wholly
 Owned

Projects Under Development- Partially
 Owned:
--------------------------------------
Union Station              Los
                            Angeles,
                            CA                97%         -         -
Vintage                    Ontario,
                           CA                 61%         -         -
Silver Spring              Silver
                            Spring,
                           MD                  9%         -         -
303 Third Street           Cambridge,
                            MA                 2%         -         -
City Lofts                 Chicago,
                           IL                  2%         -         -
Alta Pacific (2)           Irvine,
                           CA                 11%         -         -

Projects Under Development - Partially
 Owned

Projects Under Development

Land Held for Development

Land/Projects Held for and/or Under
 Development

Completed Not Stabilized:
--------------------------------------
2400 M St (3)              Washington,
                            D.C.             100%        55%       51%

Projects Completed Not Stabilized

Completed and Stabilized During the
 Quarter:
--------------------------------------

Projects Completed and Stabilized
 During the Quarter


Total Projects


                                        Total
NOI CONTRIBUTION FROM DEVELOPMENT       Capital
 PROJECTS                               Cost (1) Q3 2006 NOI
                                      ----------------------
Projects Under Development            $1,175,347       $(87)
Completed Not Stabilized                 111,947        340
Completed and Stabilized During the
 Quarter                                       -          -
                                      ----------------------
  Total Development/Newly Stabilized
   NOI Contribution                   $1,287,294       $253
                                      ======================





                                             Estimated    Estimated
                                              Completion Stabilization
Projects                          Location       Date        Date
----------------------------------------------------------------------

Projects Under Development - Wholly Owned:
---------------------------------------------
Bella Vista III                   Woodland
                                   Hills, CA     1Q 2007       4Q 2007
Highland Glen II                  Westwood,
                                   MA            1Q 2007       4Q 2007
Emerson/CRP II                    Boston, MA     2Q 2008       1Q 2009
Redmond Ridge                     Redmond, WA    1Q 2008       2Q 2010
77 Hudson                         Jersey
                                   City, NJ      2Q 2009       4Q 2010

Projects Under Development - Wholly Owned

Projects Under Development- Partially Owned:
---------------------------------------------
Union Station                     Los
                                   Angeles,
                                   CA            1Q 2007       1Q 2008
Vintage                           Ontario,
                                  CA             3Q 2007       1Q 2008
Silver Spring                     Silver
                                   Spring,
                                  MD             3Q 2008       2Q 2010
303 Third Street                  Cambridge,
                                   MA            3Q 2008       1Q 2010
City Lofts                        Chicago,
                                  IL             3Q 2008       2Q 2009
Alta Pacific (2)                  Irvine,
                                  CA             3Q 2007       2Q 2008

Projects Under Development - Partially Owned

Projects Under Development

Land Held for Development

Land/Projects Held for and/or Under
 Development

Completed Not Stabilized:
---------------------------------------------
2400 M St (3)                     Washington,
                                   D.C.        Completed       3Q 2007

Projects Completed Not Stabilized

Completed and Stabilized During the Quarter:
---------------------------------------------

Projects Completed and Stabilized During the
 Quarter


Total Projects


NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS
Projects Under Development
Completed Not Stabilized
Completed and Stabilized During the Quarter
  Total Development/Newly Stabilized NOI
   Contribution




(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding, with $19.2 million unfunded and classified as deposits - restricted in the consolidated balance sheets at 9/30/06.

(3) EQR acquired its partner's interest on 4/28/2006 and now wholly-owns the property. Total Book Value to Date does not include additional purchase consideration of $30.7M.




Consolidated Condominium Conversion Projects as of September 30, 2006
      (Amounts in thousands except for project and unit amounts)




                                                      Units
                                            --------------------------
                                                         Available for
                                                              Sale
                                                         -------------
                           Project
                            Start Estimated               Sold
                            Date    Close         Units    Not  Avail-
Projects       Location      (1)   Out Date Total  Closed Closed able
------------------------------------------- --------------------------

For Sale
---------------
Fairway        Pembroke    Q1 2005 Q4 2006
Greens          Pines, FL                     152    148      -     4
Timber         Woodinville,Q1 2005 Q1 2007
Ridge           WA                            203    175     13    15
Milano         Scottsdale, Q2 2005 Q2 2007
Terrace         AZ                            224    125     12    87
Braewood       Bothell, WA Q2 2005 Q4 2006     84     70      5     9
South Palm     Tamarac, FL Q2 2005 Q3 2007
 Place                                        208     81     28    99
Chantecleer    Naperville, Q4 2005 Q4 2007
 Lakes          IL                            304    152     34   118
Fifth          Seattle, WA Q2 2005 Q1 2007
Avenue
North (2)                                      62     50      5     7
Parkside       Seattle, WA Q4 2005 Q1 2007     44     28      1    15
Bella          Phoenix, AZ Q4 2005
Vista                                   (5)   248     11      8   229
Oaks at        Falls       Q4 2005
Falls           Church, VA
Church                                  (5)   176      -     19   157
Regency        Centreville,Q4 2005
Park            VA                      (5)   252      -     26   226
Park Blooming- Blooming-   Q2 2006 Q1 2008
dale           dale, IL                       250      -     43   207
Alameda Ranch  Scottsdale, Q4 2005
                AZ                      (5)   272      -      -   272
Azure Creek    Phoenix, AZ Q2 2006      (5)   160      -      -   160
Pacific Cove   Playa Del   Q3 2006 Q4 2007
                Ray, CA                        80      -      -    80
                                            --------------------------

                                            2,719    840    194 1,685

Closed Out
---------------
Tuscany        Scottsdale, Q4 2004 Q1 2006
Villas          AZ                            180    180      -     -
Venetian       Phoenix, AZ Q1 2004 Q1 2006
I & II                                        264    264      -     -
Four Lakes     Lisle, IL   Q4 2001 Q2 2006    942    942      -     -
Atlas (3)      Washington, Q4 2004 Q2 2006
                DC                            141    141      -     -
Grand Marquis  Plantation, Q4 2004 Q2 2006
                FL                            198    198      -     -
Magnuson       Seattle, WA Q1 2005 Q3 2006
Pointe                                        105    105      -     -
Projects
closed out
 prior
to 2006                                     1,914  1,914      -     -
                                            --------------------------

                                            3,744  3,744      -     -

Totals                                  21  6,463  4,584    194 1,685
                                            ==========================


Gross incremental gain on sales of
 condominium units
Provision for income taxes
Net incremental gain on sales of
 condominium units
Property management and general and
 administrative expenses
Discontinued operating income (loss)

Net Income - Condominium Division (4)





                                               2006 YTD Activity
                                          ----------------------------

                        Project                               FFO
                         Start Estimated                   Incremental
                         Date    Close    Units   Sales     Gain on
Projects    Location      (1)   Out Date   Closed  Price      Sale
----------------------------------------  ----------------------------

For Sale
------------
Fairway     Pembroke    Q1 2005 Q4 2006
Greens       Pines, FL                        45   $9,085      $2,323
Timber      Woodinville,Q1 2005 Q1 2007
Ridge        WA                              147   27,385       7,774
Milano      Scottsdale, Q2 2005 Q2 2007
Terrace      AZ                              115   27,128       7,881
Braewood    Bothell, WA Q2 2005 Q4 2006       70   15,281       4,454
South Palm  Tamarac, FL Q2 2005 Q3 2007
 Place                                        81   14,909       2,366
Chantecleer Naperville, Q4 2005 Q4 2007
 Lakes       IL                              152   23,329       3,882
Fifth       Seattle, WA Q2 2005 Q1 2007
Avenue
North (2)                                     50   13,970       3,201
Parkside    Seattle, WA Q4 2005 Q1 2007       28    6,950       1,328
Bella       Phoenix, AZ Q4 2005
Vista                                (5)      11    1,972         180
Oaks at     Falls       Q4 2005
Falls        Church, VA
Church                               (5)       -        -           -
Regency     Centreville,Q4 2005
Park         VA                      (5)       -        -           -
Park        Blooming-   Q2 2006 Q1 2008
 Blooming-  dale, IL
dale                                           -        -           -
Alameda     Scottsdale, Q4 2005
 Ranch       AZ                      (5)       -        -           -
Azure Creek Phoenix, AZ Q2 2006      (5)       -        -           -
Pacific CovePlaya Del   Q3 2006 Q4 2007
             Ray, CA                           -        -           -
                                          ----------------------------

                                             699  140,009      33,389

Closed Out
------------
Tuscany     Scottsdale, Q4 2004 Q1 2006
Villas       AZ                                2      331          99
Venetian    Phoenix, AZ Q1 2004 Q1 2006
I & II                                         1      204        (166)
Four Lakes  Lisle, IL   Q4 2001 Q2 2006       46    7,688         889
Atlas (3)   Washington, Q4 2004 Q2 2006
             DC                                6    3,006         416
Grand       Plantation, Q4 2004 Q2 2006
 Marquis     FL                               16    2,998         517
Magnuson    Seattle, WA Q1 2005 Q3 2006
Pointe                                        70   18,397       6,240
Projects
closed out
 prior
to 2006                                        -        -       1,213
                                          ----------------------------

                                             141   32,624       9,208

Totals                               21      840 $172,633     $42,597
                                          ============================


Gross incremental gain on sales of
 condominium units                                            $42,597
Provision for income taxes                                    (11,166)
                                                          ------------
Net incremental gain on sales of
 condominium units                                             31,431
Property management and general and
 administrative expenses                                       (4,444)
Discontinued operating income (loss)                             (525)
                                                          ------------

Net Income - Condominium Division (4)                         $26,462
                                                          ============





                                                     3Q 2006
                                           ---------------------------

                         Project                              FFO
                          Start Estimated                  Incremental
                          Date    Close    Units   Sales    Gain on
Projects     Location      (1)   Out Date   Closed  Price     Sale
-----------------------------------------  ---------------------------

For Sale
-------------
Fairway      Pembroke    Q1 2005 Q4 2006
Greens        Pines, FL                         3    $637         $62
Timber       Woodinville,Q1 2005 Q1 2007
Ridge         WA                               50  10,048       3,185
Milano       Scottsdale, Q2 2005 Q2 2007
Terrace       AZ                               35   8,584       2,270
Braewood     Bothell, WA Q2 2005 Q4 2006       37   8,502       2,529
South Palm   Tamarac, FL Q2 2005 Q3 2007
 Place                                         45   8,447       1,213
Chantecleer  Naperville, Q4 2005 Q4 2007
 Lakes        IL                               82  13,092       2,188
Fifth        Seattle, WA Q2 2005 Q1 2007
Avenue
North (2)                                      15   3,978       1,001
Parkside     Seattle, WA Q4 2005 Q1 2007       12   3,204         555
Bella        Phoenix, AZ Q4 2005
Vista                                 (5)      11   1,972         180
Oaks at      Falls       Q4 2005
Falls         Church, VA
Church                                (5)       -       -           -
Regency      Centreville,Q4 2005
Park          VA                      (5)       -       -           -
Park         Blooming-   Q2 2006 Q1 2008
 Blooming-   dale, IL
dale                                            -       -           -
Alameda RanchScottsdale, Q4 2005
              AZ                      (5)       -       -           -
Azure Creek  Phoenix, AZ Q2 2006      (5)       -       -           -
Pacific Cove Playa Del   Q3 2006 Q4 2007
              Ray, CA                           -       -           -
                                           ---------------------------

                                              290  58,464      13,183

Closed Out
-------------
Tuscany      Scottsdale, Q4 2004 Q1 2006
Villas        AZ                                -       -          (1)
Venetian     Phoenix, AZ Q1 2004 Q1 2006
I & II                                          -       -         (14)
Four Lakes   Lisle, IL   Q4 2001 Q2 2006        -       -          (3)
Atlas (3)    Washington, Q4 2004 Q2 2006
              DC                                -       -           -
Grand MarquisPlantation, Q4 2004 Q2 2006
              FL                                -       -           -
Magnuson     Seattle, WA Q1 2005 Q3 2006
Pointe                                         25   7,013       2,582
Projects
closed out
 prior
to 2006                                         -       -         157
                                           ---------------------------

                                               25   7,013       2,721

Totals                                21      315 $65,477     $15,904
                                           ===========================


Gross incremental gain on sales of
 condominium units                                            $15,904
Provision for income taxes                                     (3,026)
                                                          ------------
Net incremental gain on sales of
 condominium units                                             12,878
Property management and general and
 administrative expenses                                       (1,470)
Discontinued operating income (loss)                           (1,241)
                                                          ------------

Net Income - Condominium Division (4)                         $10,167
                                                          ============






(1) Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary and included in discontinued operations.
(2) Includes the sale of 3,744 square feet of retail space, which amounted to a gain of $89,100 on proceeds of $956,500.
(3) Partially owned project; incremental gain on sale represents portion attributable to the Company.
(4) Excludes interest income and interest expense specific to condominium conversion projects.
(5) Due to the continued softening of condominium markets, these projects will continue to be operated as rental properties and no further conversion activities will be undertaken.




   Maintenance Expenses and Capitalized Improvements to Real Estate
             For the Nine Months Ended September 30, 2006
     (Amounts in thousands except for unit and per unit amounts)




                       ----------------------------------------------
                                    Maintenance Expenses
                       ----------------------------------------------

               Total            Avg.           Avg.             Avg.
               Units   Expense   Per  Payroll   Per             Per
                (1)      (2)    Unit    (3)    Unit    Total    Unit
              -------- -------------- -------------- ----------------

Established
 Properties
 (6)          116,680  $59,699  $512  $53,133  $455  $112,832   $967

New
 Acquisition
 Properties
 (7)           28,352   15,230   622   10,633   434    25,863  1,056

Properties
 Held for Sale
 (8)           27,115   10,852   400    7,007   258    17,859    658

Other (9)       7,056    6,952          6,395          13,347
              -------- --------       --------       ---------

Total         179,203  $92,733        $77,168        $169,901
              ======== ========       ========       =========








              -------------------------------------------------------
                      Capitalized Improvements to Real Estate
              -------------------------------------------------------

                            Avg.    Building   Avg.             Avg.
              Replacements   Per  Improvements  Per             Per
                   (4)      Unit      (5)      Unit    Total    Unit
              ------------------- ------------------ ----------------

Established
 Properties
 (6)               $34,665  $297      $57,681  $494   $92,346   $791

New
 Acquisition
 Properties
 (7)                 6,746   275       22,117   903    28,863  1,178

Properties
 Held for Sale
 (8)                 8,723   322        6,383   235    15,106    557

Other (9)           15,978             28,933          44,911
              -------------       ------------       ---------

Total              $66,112           $115,114        $181,226
              =============       ============       =========




                                             -------------------------
                                                Total Expenditures
                                             -------------------------

                                                              Avg.
                                                Grand          Per
                                                Total         Unit
                                             -------------------------

Established Properties (6)                      $205,178       $1,758

New Acquisition Properties (7)                    54,726        2,234

Properties Held for Sale (8)                      32,965        1,215

Other (9)                                         58,258
                                             ------------

Total                                           $351,127
                                             ============






(1) Total units exclude 10,846 unconsolidated units and 3,643 military housing (fee managed) units.

(2) Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3) Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4) Replacements include new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.

(5) Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Wholly Owned Properties acquired prior to January 1, 2004.

(7) Wholly Owned Properties acquired during 2004, 2005 and 2006. Per unit amounts are based on a weighted average of 24,498 units.

(8) Properties held for sale include the entire Lexford Portfolio, which was sold on October 5, 2006.

(9) Includes properties either Partially Owned or sold during the period, commercial space, condominium conversions and $12.7 million included in building improvements spent on fourteen specific assets related to major renovations and repositioning of these assets.




                       Discontinued Operations
                        (Amounts in thousands)

                                Nine Months Ended     Quarter Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               ------------------- -------------------

REVENUES
Rental income                  $163,033  $275,982   $46,710   $85,445
Fee and asset management              -       693         -       229
                               --------- --------- --------- ---------
    Total revenues              163,033   276,675    46,710    85,674
                               --------- --------- --------- ---------

EXPENSES (1)
Property and maintenance         61,084    89,467    18,615    27,392
Real estate taxes and insurance  19,452    34,656     5,568    11,006
Property management               8,894     7,835     2,960     2,717
Depreciation                     25,548    67,543         -    20,513
General and administrative        5,555       924     4,729       218
                               --------- --------- --------- ---------
    Total expenses              120,533   200,425    31,872    61,846
                               --------- --------- --------- ---------

Discontinued operating income    42,500    76,250    14,838    23,828

Interest and other income         1,519       857       504       388
Interest (2):
  Expense incurred, net         (14,803)  (24,778)   (4,126)   (7,077)
  Amortization of deferred
   financing costs                 (673)     (638)      (40)     (365)
                               --------- --------- --------- ---------

Discontinued operations          28,543    51,691    11,176    16,774
Minority Interests - Operating
 Partnership                     (1,881)   (3,497)     (740)   (1,130)
                               --------- --------- --------- ---------
Discontinued operations, net of
 minority interests              26,662    48,194    10,436    15,644
                               --------- --------- --------- ---------

Net gain on sales of
 discontinued operations        526,873   503,053    24,576   254,178
Minority Interests - Operating
 Partnership                    (34,721)  (34,054)   (1,627)  (17,131)
                               --------- --------- --------- ---------
Gain on sales of discontinued
 operations, net of minority
 interests                      492,152   468,999    22,949   237,047
                               --------- --------- --------- ---------

Discontinued operations, net of
 minority interests            $518,814  $517,193   $33,385  $252,691
                               ========= ========= ========= =========


Note: Discontinued operations includes the Lexford Housing Division.

(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.





As a result of the Securities and Exchange Commission's Regulation FD, the Company will provide earnings guidance in its quarterly earnings release. These projections are based on current expectations and are forward-looking.


              2006 Earnings Guidance (per share diluted)
----------------------------------------------------------------------

                                           Q4 2006          2006
                                       --------------- ---------------

Expected EPS (1)                        $1.42 to $1.45  $3.37 to $3.40
Add: Expected depreciation expense               0.47            1.87
Less: Expected net gain on sales (1)            (1.35)          (2.92)

                                       --------------- ---------------
Expected FFO (2)                        $0.54 to $0.57  $2.32 to $2.35
                                       =============== ===============



                Same-Store Assumptions
------------------------------------------------------

                                            2006
                                       ---------------

Physical occupancy                               94.5%

Revenue change                                   5.75%

Expense change                                   3.50%

NOI change                                       7.20%

Acquisitions                              $2.2 billion

Dispositions                              $2.2 billion



(1) Earnings per share ("EPS") represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

(2) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Expected FFO is calculated on a basis consistent with actual FFO.




    CONTACT: Equity Residential
             Marty McKenna, 312-928-1901